Exhibit 3.26

LIMITED LIABILITY COMPANY AGREEMENT

OF

HEXION CI HOLDING COMPANY (CHINA) LLC

THE UNDERSIGNED is executing this Limited Liability Company Agreement (this “Agreement”) for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”), and does hereby certify and agree as follows:

1. Name; Certificate of Formation. The name of the limited liability company is Hexion CI Holdings Company LLC, or such other name as the Managing Member may from time to time hereafter designate.

2. Definitions. In addition to terms otherwise defined herein, the following terms are used herein as defined below, all capitalized terms not defined herein shall have the meaning ascribed to them in Section 18.101 of the Act:

“Managing Member” Means Lawter International, Inc. and all other persons or entities admitted as additional or substitute Managing Members pursuant to this Agreement, so long as they remain Managing Members.

“Non Managing Members” means any person or entities admitted as additional or substitute Non-Managing Members pursuant to this Agreement, so long as they remain Non-managing Members.

“Members” means those person or entities who from time to time are the Managing Member and the Non-Managing Members.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

4. Offices.

(a) The principal place of business and office of the Company shall be located at and the Company’s business shall be conducted from such place or places as the Managing Member may from time to time designate to the Non-Managing Members.

(b) Designated Agent for Service of Process shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

5. Officers. The Managing Member hereby appoints the following named persons to be officers of the Company (the “Officers”) and to serve with the title indicated:

NAME	TITLE
Jeffrey M. Nodland	President
William H. Carter	Vice President
George F. Knight	Vice President & Treasurer
Scott A. Craycraft	Assistant Treasurer
Thomas P. Bausch	Assistant Treasurer
Ellen German Berndt	Secretary

6. Powers. Each of the Officers (and, with respect only to the certificate of formation and any amendments and/or restatements thereof, Patricia A. Heslep) are hereby each designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

7. Members. The name and business or residence of each Member of the Company is set forth on Schedule A attached hereto. As of the date hereof, the Managing Member is the sole Member of the Company.

8. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in Accordance with this agreement.

9. Management.

(a) The Managing Member shall have the sole and exclusive power and authority to act for and bind the Company. The Managing Member shall have the exclusive right to manage the business and affairs of the Company and may delegate such management rights, powers, duties and responsibilities to one or more Officers or such other person or persons designated by them as they may determine, provided that such delegation by the Managing Member shall not cause the Managing Member to cease being a Member. Pursuant to its discretion to do so under this Section, the Managing Member hereby delegates to each of the Officers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the

Company’s business and to execute any and all documents to be signed by the Company. Notwithstanding the foregoing delegation of power, no Officer shall have the authority to make any distributions or sell any assets of the Company without the written consent of the Managing Member.

(b) No Non-Managing Member, in his status as such, shall have the right to take part in the management or control of the business of the Company or to act for or bind the Company or otherwise to transact any business on behalf of the Company.

10. Liability of Members; Indemnification. The Members shall not have any liability to the Company, any other Members or any third party for the obligations or liabilities of the Company except to the extent required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless each Member and each Officer against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which such Member or such Officer shall be threatened by reason of its being a Member or Officer or while acting as a Member or Officer on behalf of the Company or in its interest.

11. Capital Contributions. The Members shall make capital contributions to the Company from time to time, in cash, securities or other property, in amounts and at times as determined by the Senior Member, and in proportion to their respective Membership Percentages.

12. Assignments. No Non-Managing Member may sell, assign, pledge or otherwise transfer or encumber (collectively “transfer”) all or any part its limited liability company interest without the consent of the other Member, which consent may be granted or withheld in such Member’s sole and absolute discretion.

13. Withdrawal. No Non-Managing Member shall have the right to withdraw from the Company except with the consent of the Managing Member and upon such terms and conditions as may be specifically agreed upon between the Managing Member and the withdrawing Non-Managing Member. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Non-Managing Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Act or otherwise. The Managing Member may withdraw from the Company at any time, thereby causing its dissolution, without the consent of any other Member.

14. Additional Members. The Managing Member shall have the right to admit Non-Managing Members upon such terms and conditions at such time or times, and for such capital contributions as shall be determined by the Managing Member; and in connection with any such admission, the Managing Member shall have the right to amend Schedule A hereof to reflect the name, address and capital contribution of the admitted Non-Managing Member.

15. Allocation of Profits and losses. The Company’s profits and losses shall be allocated among the Members in proportion to their respective Membership Percentages.

16. Distributions. Distributions shall be made to the Members at the times and in the amounts determined by the Managing Member. Such distributions shall be allocated among the Members in proportion to their respective Membership Percentages.

17. Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a) The determination of the Managing Member to dissolve the Company; or

(b) The death, retirement, resignation, expulsion, bankruptcy or dissolution of the Managing Member or the occurrence of any other event which terminates the continued membership of the Managing Member in the Company, provided, however, the Company shall not be dissolved if, within ninety (90) days after the occurrence of such event, all remaining members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional managing members of the Company.

18. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

19. Amendment. This Agreement may only be amended by a writing duly signed by the Senior Member, except that any such amendment which directly and materially affects any Member shall require the consent of each such Member so affected.

20. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

21. Entire Agreement. This Agreement constitutes the entire agreement among the Members and supersedes all prior agreements and understandings among the Members with respect to the matters contemplated hereby. There are no restrictions, warranties, covenants, agreements, promises or undertakings other than those expressly set forth in this Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date first written above.

Executed as of the 30th day of September, 2005.

LAWTER INTERNATIONAL, INC.

By:	/s/ George F. Knight
Name:	George F. Knight
Title:	Vice President

SCHEDULE A

Managing Member                                                              100%

Lawter International, Inc.

1600 Smith Street

Houston, Texas 77002